Exhibit 99.1

          Immunicon Corporation Reports Results for Nine Months Ended
                               September 30, 2004

    HUNTINGDON VALLEY, Pa., Oct. 28 /PRNewswire-FirstCall/ -- Immunicon Corporation (Nasdaq-NM: IMMC), a development-stage diagnostics company developing and commercializing proprietary cell-based diagnostic and research products with an initial focus on cancer, today announced its operating results for the nine months ended September 30, 2004.

    Revenues for the nine months ended September 30, 2004 were $372,000 compared with approximately $2.0 million for the year earlier period. The decrease in revenue in 2004 results from the Company recognizing more milestone revenue in 2003 due to the completion of certain initial product development milestones through our agreement with Veridex, LLC, a Johnson & Johnson company. Research and development expenses were $17.1 million and $11.5 million for the first nine months of 2004 and 2003, respectively. General and administrative expenses were $5.2 million for the first nine months of 2004, compared with $3.2 million for the first nine months of 2003. These increases in research and development costs as well as general and administrative expenses are generally the result of higher costs associated with completion of the development and preparation for commercial launch of our initial cancer diagnostic products.

    For the nine months ended September 30, 2004 net loss was $22.0 million, or $1.56 per share, based on 14,126,326 weighted average common shares outstanding compared with a net loss of $12.6 million or $27.39 per share for the same period in 2003 based on 459,573 weighted average common shares outstanding. On September 30, 2004, the Company had cash, cash equivalents and short-term instruments of $59.7 million.

    In April 2004, we completed an initial public offering of 6.9 million shares, including 900,000 shares representing the underwriter's over-allotment option, at $8.00 per share, for net proceeds after underwriters' discount and other expenses of $49.4 million. Upon completion of the IPO the Company converted 52,110,560 preferred shares into 15,495,815 common shares.

    We are reiterating that we expect total cash expenditures for the 12 months ended December 31, 2004 will be approximately $30 million, including operating expenses, capital expenditures and debt service.

    Edward L. Erickson, the Company's Chairman, President and Chief Executive Officer noted, "During the third quarter of 2004, we continued to make excellent progress in the commercialization of our cancer diagnostic products. In August, we and Veridex completed the release for sale of the CellSearch(TM) Circulating Tumor Cell (CTC) Kit. This followed shortly after the publication of results from our clinical trial in metastatic breast cancer in The New England Journal of Medicine. Additionally, we completed an agreement with Quest Diagnostics for the purchase of our CellTracks(R) AutoPrep System and CellSpotter(R) Analyzer. Veridex also entered into an agreement with Quest Diagnostics to supply the CellSearch CTC Kit and certain ancillary products and services. Furthermore the Board and I are also very pleased to welcome Byron Hewett as our Chief Operating Officer and General Manager, Cancer Products."

    Mr. Erickson concluded, "Our principal focus for the remainder of 2004 and 2005 will be to support commercialization of our technology in cancer through the manufacturing of quality instruments and bulk reagents and through investment in research and development into new clinical indications and reagents. We are also continuing development of selected new applications that use our technologies, most notably a cellular assay for endothelial cells in blood."


    Highlights for the quarter ended September 30, 2004

    * The August 19, 2004 issue of The New England Journal of Medicine published results of a prospective study sponsored by us showing that the number of circulating tumor cells in 7.5 mL of blood taken from women with metastatic breast cancer predicts progression-free and overall survival. This significant finding received extensive media coverage including separate pieces in the August 19 issue of The Wall Street Journal and the August 18 ABC News national broadcast of World News Tonight.

    * On August 20, 2004, we announced the release for sale of the CellSearch(TM) Circulating Tumor Cell Kit, CellSpotter(R) Analyzer and CellTracks(R) AutoPrep System for in vitro diagnostic use in metastatic breast cancer.

    * On Oct. 12 we appointed Byron D. Hewett to the newly created position of Chief Operating Officer (COO) and General Manager, Cancer Products. In this capacity, Hewett will be responsible for day-to-day management of the Company's cancer diagnostics and research products business in addition to line responsibility for operations, marketing and regulatory affairs. He will also play a major role in guiding the development of new products and indications in cancer. Hewett will report directly to Chairman, President and Chief Executive Officer Edward L. Erickson.

    * In September 2004, we entered into an agreement with Quest Diagnostics to purchase our Immunicon CellTracks(R) AutoPrep System and CellSpotter(R) Analyzer to enable Quest Diagnostics to run the CellSearch(TM) Circulating Tumor Cell Kit.

    * On September 27 we announced shipment of two CellTracks(R) AutoPrep Systems and two CellSpotter(R) Analyzers to Japan, which was our first shipment of diagnostic products to this important market.

    * As of September 30 we have shipped 12 complete systems each consisting of a CellTracks(R) AutoPrep System and CellSpotter(R) Analyzer. Seven systems were shipped to laboratory customers and 5 systems were placed with affiliates of Johnson & Johnson. We now have instruments in the USA, Europe and Japan. However, the recognition of revenue related to instrument shipments is typically delayed for a period of several months due to final validation and testing of these systems at customer locations.

    * On October 26 we announced that we had extended our existing equipment lines of credit with Silicon Valley Bank and with General Electric Capital Life Science and Technology group for an aggregate of $17 million. The credit facility with Silicon Valley Bank represents a $12 million extension to an existing line of credit. The $5 million GE credit facility is also an extension of an existing line of credit. Immunicon can use the funds to finance the manufacture of the Company's cellular analysis platforms (CellTracks(R) Analyzer and the AutoPrep(R) Sample Preparation System) for placement with customers and for general corporate purposes.

    * We and Veridex agreed that we have successfully completed three development milestones as of September 30, 2004 and on October 22 we received $833,000, as a result. Two milestones were related to clinical indications in the non-metastatic setting of prostate and lung cancer and the amounts received by the Company from Veridex were $300,000 and $333,000, respectively. The third milestone was related to the completion of the development of tumor cell profiling reagents and the amount received for this milestone was $200,000.

    * On September 8 we announced that we received certification that we have established and are maintaining a quality system that meets the stringent requirements of ISO 13485:2003 (Medical Devices -- Quality Management Systems -- Requirements for Regulatory Purposes). TUV Product Service GMBH acted as the accredited certification body. The scope of the certification covers design, development, production, marketing, distribution, installation and service of blood collection tubes, cellular sample preparation and analysis instruments and systems and reagent kits and accessories for use in the field of cancer and other fields of medicine for use in the in vitro diagnostic, pharmaceutical development and life science research industries. The certification also covers certain custom antibody conjugation services.

    * On October 13 we reached the end of the 180-day period of restriction from sale for substantially all common shares that was established at the time of our IPO. The total number of shares outstanding as of September 30, 2004 is 22,977,829. Sales of our common shares, including those held by our officers, directors and affiliates, remain subject to any legal restrictions imposed under applicable securities laws and regulations.

    Conference Call

    Edward L. Erickson, Chairman, President and CEO, and other members senior management will provide a Company update and discuss results via Web cast and conference call on Thursday October 28, 2004 at 9:00 AM Eastern Time. To participate in the live call by telephone, please dial (913) 981-5522.

    Those interested in listening to the conference call live via the Internet may do so by visiting the Company's Web site at http://www.immunicon.com. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software.

    A replay will be available on the Company's Web site for 30 days beginning October 28 through November 27. In addition, a telephone replay will be available for 14 days through 11:59 p.m. Eastern Time November 11 by dialing
(719) 457-0820 and entering reservation code 883001.


    About Immunicon Corporation

    Immunicon Corporation is developing and commercializing proprietary cell-based research and human diagnostic products with an initial focus on cancer disease management. The Company has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells. Immunicon's products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases.


    The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: the Company's dependence on Veridex; the Company's capital and financing needs; research and development and clinical trial expenditures; commercialization of the Company's product candidates; the Company's ability to use licensed products and to obtain new licenses from third parties; the Company's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company's customers for the Company's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under the Company's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company's products; effectiveness and reliability of the Company's products both in absolute terms and compared to competitors' products; protection of the Company's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; labor, contract or technical difficulties; and competitive pressures in the Company's industry. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission.


    Contact Information:
     James G. Murphy
     SVP of Finance & Administration, CFO
     215-830-0777 ext. 121
     jmurphy@immunicon.com

     Investors/Media:
     The Ruth Group
     John Quirk (investors) 646-536-7029
     jquirk@theruthgroup.com

     Greg Tiberend (media) 646-536-7005
     gtiberend@theruthgroup.com



    IMMUNICON CORPORATION AND SUBSIDIARIES
    (A Development-Stage Company)

    CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
    (In thousands, except share amounts)
                                             September 30,      December 31,
                                                     2004              2003
    ASSETS
               CURRENT ASSETS:
      Cash and cash equivalents                    $35,494           $30,601
      Short-term investments                        24,245                --
      Other current assets                           2,281               487
                                                    62,020            31,088
    Property and equipment, net                      4,085             3,561

    Long term investments                              514                --
    Assets related to financing
     activities                                         --               674
    Other assets                                       340               412
    TOTAL ASSETS                                   $66,959           $35,735

    LIABILITIES AND STOCKHOLDERS' EQUITY
            CURRENT LIABILITIES:
      Current portion of long-term debt             $3,270            $3,360
      Accounts payable                               1,287             1,008
      Accrued expenses                               3,082             2,787
      Current portion of deferred revenue            1,650                97
               Total current liabilities             9,289             7,252
    Long-term debt                                   2,717             3,792
    Deferred revenue                                   995                25
    Commitments and Contingencies

            STOCKHOLDERS' EQUITY:
      Convertible preferred stock
       (liquidation value of $0 as of
       September 30, 2004 and $87,756 as
        of December 31, 2003,
        respectively)                                  --             85,115
      Common stock, $.001 par
       value-100,000,000 authorized,
        22,977,829 and 485,820 shares
         issued and outstanding as of
       September 30, 2004 and December
        31, 2003, respectively                          23                 1
      Additional paid-in capital                   142,117             7,033
      Deferred compensation                         (2,573)           (3,858)
      Loan for stock options                            --               (19)
      Deficit accumulated during the
       development stage                           (85,609)          (63,606)

               Total stockholders' equity           53,958            24,666

    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                        $66,959           $35,735



    IMMUNICON CORPORATION AND SUBSIDIARIES
    (A Development-Stage Company)

    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -
UNAUDITED
    (In thousands, except share and per-share amounts)

                                                                Period from
                                                                 August 25,
                              Three Months      Nine Months     1983 (Date of
                                 Ended            Ended         Inception) to
                             September 30,     September 30,    September 30,

                            2004     2003        2004      2003      2004

    Revenue                 $154     $968        $372    $2,040    $8,286

    Expenses:
      Research and
       development         6,559    4,012      17,142    11,454    71,682
      General and
       administrative      1,996    1,188       5,208     3,184    23,648
      Total operating
       expenses            8,555    5,200      22,350    14,638    95,330
    Operating loss        (8,401)  (4,232)    (21,978)  (12,598)  (87,044)
    Other income from
     related party            --       --          --       250       250
    Interest income
     (expense), net           85     (104)        (25)     (239)    1,185
    Net loss
     attributable
     to common
     stockholders        $(8,316)  $(4,336)  $(22,003) $(12,587) $(85,609)

    Net loss per
     common share-
     basic and
     diluted              $(0.36)  $(9.05)     $(1.56)  $(27.39)
    Weighted average
     common shares
     outstanding
     - basic and
     diluted          22,970,191  478,984  14,126,326   459,573
    Pro forma net
     loss per
      common
      share - basic
      and diluted (1)    $(0.36)               $(0.96)
    Pro forma weighted
     average common
     shares
     outstanding -
     basic and
     diluted (1)      22,970,191           22,924,335



 (1) Pro forma amounts include the issuance of 6.9 million common shares and conversion of 52.1 million preferred shares into 15.5 million common shares assuming that the Company's initial public offering had been completed as of January 1, 2004.


SOURCE  Immunicon Corporation
    -0-                             10/28/2004
    /CONTACT: James G. Murphy, SVP of Finance & Administration, CFO, +1-215-830-0777 ext. 121, jmurphy@immunicon.com; or Investors\Media, John
Quirk (investors), +1-646-536-7029, jquirk@theruthgroup.com; or Greg Tiberend (media), +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group, for Immunicon Corporation/
    /Web Site: http://www.immunicon.com /
    (IMMC)

CO:  Immunicon Corporation
ST:  Pennsylvania
IN:  HEA MTC BIO
SU:  ERN CCA